UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐   Preliminary Proxy Statement
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☑   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Under Rule 14a-12
                     FIRSTWAVE TECHNOLOGIES,  INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Firstwave Technologies, Inc.
5775 Glenridge Drive
Suite E400
Atlanta, Georgia 30328

March 29, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the “Company”), which will be held at 2:00 P.M. on June 5, 2006 at the Company’s corporate offices located at 5775 Glenridge Drive, Suite E400, Atlanta, Georgia 30328 (the “Annual Meeting”).

The principal business of the Annual Meeting will be to (i) amend the Amended and Restated Articles of Incorporation to remove a “super majority” voting provision, (ii) elect three directors to the Company’s Board of Directors, each to serve a one-year term, or until his successor is elected and qualified, (iii) ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent public accountants for the year ending December 31, 2006, and (iv) transact such other business as may properly come before the meeting. After the formal portions of the Annual Meeting, we will review the results of the past year and report on other aspects of our operations.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to complete, sign, date, and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. Alternatively, if you need assistance voting your shares, you may email, firstwave.info@morrowco.com, or call Morrow & Co., Inc. at 800-607-0088, who will be soliciting your votes after you have reviewed this proxy. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.

Sincerely yours,

Richard T. Brock
Chairman and Chief Executive Officer

Firstwave Technologies, Inc.
5775 Glenridge Drive
Suite E400
Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the “Company”) will be held at 2:00 P.M. on June 5, 2006 at the Company’s corporate offices located at 5775 Glenridge Drive, Suite E400, Atlanta, Georgia 30328 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

(1)	To amend the Amended and Restated Articles of Incorporation to remove the“super majority” vote requirement to approve a change of control transaction;

(2)	To elect three directors to the Company’s Board of Directors, each to serve a one-year term, or until his successor is elected and qualified;

(3)	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent public accountants for the year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the Annual Meeting.

               The Board of Directors has fixed the close of business on March 27, 2006 as the Record Date for the purpose of determining the shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The officers and directors of the Company cordially invite you to attend the Annual Meeting. To ensure your representation at the Annual Meeting, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, if you need assistance voting your shares, you may email, firstwave.info@morrowco.com, or call Morrow & Co., Inc. at 800-607-0088, who will be soliciting your votes after you have reviewed this proxy. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

By order of the Company’s Board of Directors,

Richard T. Brock
Chairman and Chief Executive Officer
March 29, 2006
Atlanta, Georgia

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST YOU COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED.

PROXY STATEMENT
VOTING INFORMATION

This Proxy Statement is furnished by and on behalf of the Board of Directors of Firstwave Technologies, Inc. (the “Company”) in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 2:00 P.M. on June 5, 2006 at the Company’s corporate offices located at 5775 Glenridge Drive, Suite E400, Atlanta, Georgia 30328, and at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will be first mailed on or about March 29, 2006 to the Company’s shareholders of record on March 27, 2006 (the “Record Date”), who are the shareholders entitled to receive notice of, and to vote upon matters presented at the Annual Meeting.

THE COMPANY’S BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED. Alternatively, if you need assistance voting your shares, you may email, firstwave.info@morrowco.com, or call Morrow & Co., Inc. at 800-607-0088, who will be soliciting your votes after you have reviewed this Proxy Statement.

SHARES ENTITLED TO VOTE AND RELATED MATTERS

Q:	What am I voting on?
A:	You are being asked to vote on two proposals: You will be asked to:

Proposal 1 - amend the Amended and Restated Articles of Incorporation to remove the“super majority” vote requirement to approve a change of control transaction; and

Proposal 2 - elect three directors to the Company’s Board of Directors, each to serve a one-year term, or until his or her successor is elected and qualified; and

Proposal 3 - ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent public accountants for the year ending December 31, 2006.

You are also being asked to give the individuals named on the proxy card the right to vote your shares on any other business that might properly come before the Annual Meeting.

Q:	Who is entitled to vote?
A:
Holders of record of our common stock and holders of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, each on an as-if-converted basis, as of the close of business on March 27, 2006, the Record Date, are entitled to vote on the matters listed on the proxy card to be voted on at the Annual Meeting.

Q:	How many shares can be voted?
A:
At the Record Date of March 27, 2006, shareholders were entitled to cast approximately 3,666,781 votes at the Annual Meeting, as set forth in the table below. Each share of common stock entitles the holder to one vote for each matter to be voted upon at the Annual Meeting. The holders of our preferred stock generally vote on an as-if-converted basis together with the holders of our common stock and are entitled to cast one vote for each share of common stock into which the preferred stock is convertible for each matter to be voted upon at the Annual Meeting. The Company does not have cumulative voting.

	Shares Outstanding	Votes Entitled
Class	As of Date of Record	to be Cast

Common Stock	2,768,302	2,768,302
Series A Preferred	10,000	161,812
Series B Preferred	7,020	86,667
Series C Preferred	10,000	416,667
Series D Preferred	7,000	233,333
Total Votes Entitled to be Cast	2,802,322	3,666,781

Q:	How do I vote?
A:
Complete, sign and return your proxy card to the Company’s transfer agent, American Stock Transfer& Trust Company, Attn: Joe Wolf, 59 Maiden Lane, New York, NY 10038 by mail, fax to American Stock Transfer Attn: Joe Wolf at 718-921-8116, or email to jwolf@amstock.com. If you return your signed proxy card but do not indicate how you wish to vote, your shares will be voted FOR the proposals described in this Proxy Statement. You may also attend the meeting in person and vote. However, even if you plan to attend the Annual Meeting, we ask that you sign and return a proxy card. Alternatively, if you need assistance voting your shares, you may email, firstwave.info@morrowco.com, or call Morrow & Co., Inc. at 800-607-0088, who will be soliciting your votes after you have reviewed this proxy. If you then attend the Annual Meeting, you may cast your vote in person, which will automatically revoke your proxy. If your shares are held beneficially through a broker, financial institution or other holder of record and you wish to vote your shares in person at the Annual Meeting, you must present a letter from the holder of record confirming your ownership of the shares you intend to vote as of March 27, 2006. If your shares are held beneficially, but you do not intend to vote your shares in person at the Annual Meeting, you should complete and return any proxy materials sent to you by the holder of a record so your shares may be voted by the holder of record in accordance with your wishes.

Q:	What if I change my mind after I return my proxy?
A:
You may revoke your proxy and change your vote at any time before the Annual Meeting. You may do this by signing and sending to the Company’s Corporate Secretary, Richard T. Brock, 5775 Glenridge Drive, Suite E400, Atlanta, Georgia 30328, a written dated document stating that the proxy is revoked or by sending to the Company another proxy with a later date than the one you want to revoke, or by voting in person at the Annual Meeting.

Q:	Who will count the votes?
A:
The Chairman of the Board of Directors will select an inspector(s) of the election for our Annual Meeting. The inspector(s) will ascertain the number of shares outstanding and the voting power of the shares, determine the shares represented at the Annual Meeting to determine whether or not a quorum is represented, determine the validity of proxies and ballots, count all votes and determine the results of the voting. The inspector(s) will deliver a written report after the Annual Meeting.

Q:	What constitutes a quorum?
A:
There must be a quorum for the Annual Meeting to be held. A quorum is a majority of the voting power of the outstanding shares on the Record Date. To have shares counted towards the quorum, shareholders with the power to vote the Company’s shares may be present at the Annual Meeting or represented by proxy. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered present for determining whether or not a quorum is represented.

Q:	How are abstentions and broker non-votes treated?
A:
Broker non-votes, or proxies submitted by brokers as holders of record on behalf of their customers to abstain or that do not indicate how to vote on a proposal, are counted toward the shares represented for purposes of a quorum. However, broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST the proposal. As a result, broker non-votes and abstentions will have no effect on the proposal except to the extent they assist in constituting a quorum.

Q:	What happens if the Annual Meeting is postponed or adjourned?
A:
The persons named as proxies may propose one or more adjournments or postponements of the Annual Meeting for any reason, including to permit the further solicitation of proxies. Any adjournment or postponement would require the affirmative vote by the holders of a majority of the voting shares represented at the Annual Meeting. If any subsequent reconvening of the meeting is held within 11 months of the original Annual Meeting date, all proxies received by the Company will be voted in the same manner as they would have been voted at the original meeting. However, as described above, you may revoke your proxy and change your vote at any time before the reconvened meeting.

Q:	How many votes are required to approve the proposals?
A:	The proposals will be deemed approved by the shareholders as follows:

Proposal 1 - Amendment to the Amended and Restated Articles of Incorporation requires the affirmative vote of two-thirds of all of the votes entitled to be cast.

Proposal 2 - Directors are elected by a plurality of the votes, which means that the nominees who receive the highest number of votes FOR will be elected as directors.

Proposal 3 - Ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent public accountants requires an affirmative vote from the holders of shares representing a majority of the votes duly cast on this proposal.

Q:	Who is paying for this proxy solicitation?
A:
We are paying the cost of soliciting proxies. In addition to mailing these materials, our officers, directors and employees will solicit proxies, either personally or by telephone or facsimile. They will not be paid specifically for this solicitation activity, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation.

We also intend to reimburse brokers, financial institutions, custodians, nominees and fiduciaries who are holders of record of Company shares for their reasonable expenses in forwarding these materials to the beneficial owners of those shares. Furthermore, we will engage Morrow & Co., Inc., of 470 West Avenue, Stamford, CT 06902, www.morrowco.com, a firm to help solicit proxies. The proxy solicitor will be contacting those shareholders who have not returned proxy cards by a reminder mailing and by telephone calls. The anticipated cost is estimated at $15,000. The extent to which we and our proxy solicitation firm must solicit proxies depends entirely upon how soon proxy cards are returned. Please send in your proxy cards immediately.

Q:	Where can I find more information about Firstwave?
A:
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy our reports, proxy statements and other publicly available information at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington, D.C. 20549 at the prescribed rates. The Commission maintains a website on the internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system. Our common stock is traded on the NASDAQ SmallCap Market (Symbol: FSTW), and our reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, NW Washington, D.C. 20006.

PROPOSAL 1 - APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION

The Company’s Amended and Restated Articles of Incorporation require the approval of the holders of shares representing two thirds of the votes entitled to be cast in order to take the following actions:

-amend the Articles of Incorporation of the Company;

-consolidate the Company with one or more corporations to form a new consolidated corporation;

-merge the Company into another corporation or merge one or more other corporations into the Company;

-sale, lease, exchange or transfer all, or substantially all, of the property and assets of the Company, including its goodwill;

-voluntarily or involuntarily liquidate, dissolve or wind up the Company; or

-engage in any other transaction that Section 14-23-1110 of the Georgia Business Corporation Code defines as a “Business Combination”.

The proposed Amendment to the Amended and Restated Articles of Incorporation (the “Amendment”), attached to this Proxy Statement as Exhibit A, deletes the “super majority” voting requirement to approve change of control transactions. If the Amendment is approved, a majority of the votes entitled to be cast will be required to approve a change of control transaction. The proposed Amendment will reduce the burden on the Company to engage in potentially desired transactions. In addition, because shares of the Company’s stock are widely held, the Company believes that the Amendment does not decrease the protections against unwanted takeovers and change of control transactions.

Required Vote

The affirmative vote of the holders of shares representing two-thirds of the votes entitled to be cast is required to approve Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
VOTE IN FAVOR OF THE AMENDMENT TO THE AMENDED AND
RESTATED ARTICLES OF INCORPORATION

PROPOSAL 2 - ELECTION OF DIRECTORS

Current Board Structure
On July 31, 2003, in accordance with Section VI of the Company’s Amended and Restated Articles of Incorporation, the Board of Directors divided the Board into three classes (designated as Class I, Class II and Class III), with each class serving staggered three-year terms ending in successive years. On May 6, 2005, the Board of Directors set the number of directors to four members, all to serve one-year terms after completing their respective current lengths of service.

The Board of Directors currently has four members, Richard T. Brock, Roger A. Babb, I. Sigmund Mosley, and John N. Spencer, Jr. The Chairman of the Board is Mr. Brock. Mr. Babb serves as Lead Director and has since May 2003. The Lead Director is an independent director who presides over regularly scheduled meetings of independent directors which take place at least four times per year, chairs Board meetings when the Chairman of the Board is not in attendance, and performs other functions as directed by the Board. The current Board members and their classification and term expiration are shown below.

				Current	Current Position
Class	Length of service	Directors	Age	term expires	w/Company

	initial term one year service	I. Sigmund Mosley, Jr.	60	May 2006	Member, Audit Committee; Chair, Member, Compensation Committee; Member, Corporate Governance and Nominating Committee

Class I	three year service	John N. Spencer, Jr.	65	May 2007	Chair and Financial Expert, Audit Committee; Member, Compensation Committee; Member, Corporate Governance and Nominating Committee

Class III	one year service	Roger A. Babb	58	May 2006	Lead Director; Member, Audit Committee; Member, Compensation Committee; Chair, Corporate Governance and Nominating Committee

Class III	one year service	Richard T. Brock	59	May 2006	Chairman of the Board; Director

JOHN N. SPENCER, JR.
Age: 65
Mr. Spencer, a Certified Public Accountant, has been a director since November 2003. He retired as audit partner from Ernst & Young in 2000 after 38 years of serving a broad range of clients. Mr. Spencer served as coordinating partner on clients, both large and small, principally in the life sciences, healthcare, manufacturing and technology industries. He has significant expertise in coordinating services to publicly held companies, including involvement in more than 200 registration statements and over 25 initial public offerings. Since 2000, Mr. Spencer has been self employed as a consultant. He served as president and a director of the Business and Technology Alliance (“B&TA”). He was a co founder and is treasurer of the Atlanta Venture Forum. In addition, he is a co founder of the Technology Hall of Fame of Georgia. Mr. Spencer is a member of the National Association of Corporate Directors, and he serves as a member of the Board of Directors of A C Therapeutics, Inc., GeneEx, Inc, OrthoHelix Surgical Designs, Inc.. and the Georgia Biomedical Partnership, Inc. He holds a BS from Syracuse University, and he earned an MBA from Babson College. He also completed the Harvard Business School’s Advanced Management Program.

Nominees

The terms of the Class III directors, Messrs. Brock and Babb, expire with this Annual Meeting. The term of Mr. Mosley, elected in 2005 to the Board, also expires with this Annual Meeting. Mr. Spencer is a Class I director whose term will expire at the Annual Meeting in 2007. There are no remaining Class II directors.

Messrs. Brock, Babb, and Mosley have been recommended for nomination by the Company’s Corporate Governance and Nominating Committee and recommended for election by the Company’s Board of Directors. If any nominee is unable to serve as a director or refuses to serve as a director, regardless of the reason, the proxies directing a vote for such nominee shall be voted for the substitute nominee proposed by the Corporate Governance & Nominating Committee and recommended by the Board of Directors, at the discretion of the holder of such proxies. The Company is not aware of any nominee who is unable or unwilling to serve as a director.

Listed below are the nominees for election as directors with background information.

RICHARD T. BROCK
Age: 58
Richard Brock currently serves as the Company’s Chairman of the Board and Chief Executive Officer and has been a director since the Company’s inception in October 1984. He is the founder of the Company and served as the Company’s Chief Executive Officer from October 1984 until November 1992, and also from November 1994 until December 1996. Mr. Brock is the founder of Brock Capital Partners, a capital investment firm. Prior to founding the Company, Mr. Brock founded and served as Chief Executive Officer of Management Control Systems, Inc. Mr. Brock received a BS from Spring Hill College, an MBA from Louisiana State University, and is a Certified Public Accountant.

ROGER A. BABB
Age: 59
 Mr. Babb has been a director of the Company since March 1999. He is President and founder of Operation Simulation Associates, Inc., a software company developing power system simulation software and providing consulting services to the electric power industry. He is a director of Babb Lumber Company, Inc., a building material manufacturing company. He was President of Babb International, which filed a petition for relief under the United States Bankruptcy Code in December 31, 2003. He earned his BS in Electrical Engineering from the Georgia Institute of Technology.

I. SIGMUND MOSLEY, JR.
Age: 60
 Mr. Mosley is president and a director of Imlay Investments, Inc., and also serves as a director of The Imlay Foundation, Inc. He has been a director of the Company since May of 2005. From 1969 to 1991, Mr. Mosley held several positions with Management Science America, Inc., including Vice President from 1982 to 1991. Prior to that, he was with Peat Marwick & Mitchell. Mr. Mosley serves on the board of directors of several private companies, including Ardext Technologies, Inc., Bancintelligence, eQuorum Corporation, Rotunda, Inc., Kelly Registration, Inc., MCF Systems, Inc., Photobooks, Inc., SciHealth, Inc., Vocalocity, Inc., and USBA Holdings, Inc. He also serves on the board of directors of Entrepreneurs Foundation of the Southeast, GATV, and Techbridge, all non-profit organizations. Mr. Mosley received his Bachelor of Business Administration from Emory University.

Code of Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. The Code of Business Conduct and Ethics is posted on our website at www.firstwave.net under the caption “Codes and Charters” under “Investor Relations.”

Attendance
           The Company’s Board of Directors held eighteen meetings during 2005. No director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served.

Committees of the Board
The Board has three standing committees - the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee has a written charter that complies with NASDAQ requirements pertaining to corporate governance. Each member of each of these committees has been determined to be independent as defined by applicable SEC rules and NASDAQ regulations. Copies of the charters of our various committees are posted on our website at www.firstwave.net under the caption “Codes and Charters” under “Investor Relations”.

Audit Committee
The purpose of the Audit Committee is to oversee the Company’s financial reporting process, internal control systems, audit process, and independent auditor qualifications. The responsibilities include selecting and hiring the Company’s independent accountants, overseeing the annual audit of the Company’s financial statements and evaluating and reviewing the Company’s internal financial reporting and accounting practices and policies, as well as other duties as the Board may specify. The Audit Committee adopted its Audit Committee Charter on March 29, 2001, which was revised on February 5, 2004 pursuant to new rules adopted by the SEC and NASDAQ. From January 1, 2005, through the Annual Meeting on May 6, 2005, the Audit Committee members were Messrs. Spencer, Babb, and Alan I. Rothenberg. Mr. Spencer has served as Chairman since November 15, 2003, and he has been determined by the Board to be an Audit Committee Financial Expert as defined by the rules of the SEC. Since May 6, 2005, the Audit Committee members were Messrs. Spencer, Babb, and Mosley. The Audit Committee met six times during 2005.

Policy on Audit Committee Pre-Approval
The Audit Committee is responsible for appointing, setting the compensation for monitoring the expenses of, and overseeing the work of the independent accountants. The Audit Committee must pre-approve all audit and permissible non-audit services greater than $5,000 provided by the independent accountants to assure that the provision of these services does not impair the independent accountants’ independence.

Financial Expertise
The Board has determined that all three members of the Audit Committee have experience relating to basic finance and accounting practices and the understanding of financial statements. The Board has determined that Mr. Spencer’s business background and accounting and financial experience is sufficient to qualify him as the “audit committee financial expert.”

Compensation Committee
The purpose of the Compensation Committee is to discharge the Board’s responsibility with respect to the compensation of the Company’s directors and officers and to evaluate and approve the Company’s compensation plans, policies and programs related to its officers and directors. The responsibilities of the Committee include making recommendations to the Board regarding compensation arrangements for executive management of the Company (including annual bonus compensation) and making recommendations as to the adoption of any compensation plans in which management is eligible to participate and the grants of stock options or other benefits under such plans. Besides ensuring that the Chief Executive Officer’s compensation strategy supports the Company’s objectives, the Committee evaluates the CEO’s performance in light of those objectives. From January 1, 2005 to May 6, 2005, the Compensation Committee consisted of Messrs. Rothenberg, Spencer, and Vincent Dooley, with Mr. Rothenberg serving as Chairman. From May 6, 2005, the Compensation Committee consisted of Messrs. Babb, Spencer, and Mosley, with Mr. Mosley serving as Chairman. The Compensation Committee met six times during 2005.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee was formed on October 20, 2003, and consisted of Messrs. Babb, Dooley and Rothenberg, with Mr. Babb serving as Chairman, until May 6, 2005. From May 6, 2005, the Corporate Governance and Nominating Committee consisted of Messrs. Babb, Spencer, and Mosley, with Mr. Babb serving as Chairman. The purpose of the Corporate Governance and Nominating Committee is to ensure that the Company is governed in a manner consistent with the interest of the shareholders of the Company. The Corporate Governance and Nominating Committee met once during 2005 to nominate three directors for re-election to the Board. The Board has determined that each member of the Corporate Governance and Nominating Committee is independent in accordance with the NASDAQ requirements.

The responsibilities of the Committee include evaluation and recommendation concerning Board organization, membership and function, including changes in the size or composition of the Board, evaluation of the Board performance and the adequacy of its Charter, selection of directors in accordance with pre-determined criteria, as defined in the Corporate Governance and Nominating Committee charter, and establishment of procedures for soliciting and reviewing potential nominees from directors and shareholders. In addition, the Committee advises the Board on matters relating to planning for officer succession and formation and implementation of corporate governance policy.

The Committee identifies and evaluates nominees based on the skills, experience, areas of expertise and industry, knowledge of each candidate and the needs of the Company.

In addition to the Board of Directors, shareholders are entitled to recommend a nominee so long as such nominee is recommended by a shareholder who is entitled to vote to elect directors of the Company and the nomination is made in accordance with the procedural requirements set forth in the Articles and the Bylaws of the Company. The Committee will consider any nominee recommended in this manner using the same criteria it would use to evaluate any other nominee. Names of Nominees for the Company’s Board of Directors for consideration at the 2007 Annual Meeting must be submitted by written recommendation to the Company at its executive offices at 5775 Glenridge Drive, Suite E400, Atlanta, Georgia 30328, Attention: Richard T. Brock, no later than April 22, 2007.

Compensation Committee Interlocks and Insider Participation
Messrs. Spencer, Babb and Mosley serve on the Company’s Compensation Committee. None of Messrs. Spencer, Babb or Mosley was at any time during 2005, or at any other time, an officer or employee of the Company. Neither Mr. Dooley or Mr Rothenberg was, during their tenure as Directors of the Company, or at any other time, an officer or employee of the Company. No interlocking relationships exist among the Board of Directors and the Compensation Committee of the Company and the board of directors and compensation committee of any other company.

Director Compensation
            During 2005, each non-management director of the Company received the following compensation:

1.
Annual retainer of $10,000 payable in common stock of the Company at the market price as of the date of the Company’s annual shareholders’ meeting. If a director joins the Board in between annual meeting dates, the annual retainer is pro-rated accordingly. In 2005, each share of the Company’s common stock paid to directors as an annual retainer had a market price of $1.71 per share.

2.	A fee of $5,000 for each day on which he attended a Board meeting in person.
3.	A fee of $1,250 for attendance in person at Committee Meetings held outside of regularly scheduled Board meetings.
4.	A fee of $5,000 for the Chairman of the Audit Committee.

In addition, a one-time stock option grant of 7,500 options is awarded to each non-management director at the date of his or her appointment to the Company’s Board. In 2005, Mr. Mosley received 7,500 options at his appointment to the Board at an exercise price of $1.71 per share. Messrs. Spencer and Babb were also given a special fee of $30,000 each for serving on a Special Committee of the Board to review potential strategic opportunities of the Company. From time to time, non-management directors are granted options with an exercise price at the market price at date of grant.

Non-management directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Management directors receive no additional compensation for their service on the Board of Directors.

In 2005, the directors received the following compensation from the Company:

		Stock/Option Awards
Name of Director	Aggregate Cash Payment	No. and Class of Shares	Value per Share/Exercise Price
Roger A. Babb(1)	$50,000	5,848 shares 25,000 options	$1.71 $1.47
Vincent I. Dooley	$15,000
I. Sigmund Mosley	$10,000	5,848 shares 25,000 options	$1.71 $1.47
Alan I. Rothenberg	$15,000
John N. Spencer(1)	$55,000	5,848 shares 25,000 options	$1.71 $1.47
________________
(1) Messrs. Mosley and Spencer deferred $5,000 of earned Board Meeting compensation to 2006.

Required Vote

Directors are elected by a plurality of the votes cast, which means the two nominees who receive the highest number of votes FOR, in person or by proxy, will be elected as directors. Shareholders may withhold their vote from the nominee by so indicating in the space provided on the enclosed proxy card. Shareholders may withhold their vote from the nominee by writing that nominee’s name in the space provided for that purpose on the enclosed proxy card.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” THE ELECTION AS DIRECTORS OF THE COMPANY OF I. SIGMUND MOSLEY, ROGER A. BABB, AND RICHARD T. BROCK, TO SERVE ON
THE COMPANY’S BOARD OF DIRECTORS

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Company has selected Cherry, Bekaert & Holland, L.L.P. as its independent auditors to perform the audit of its financial statements for the year ending December 31, 2006, and the stockholders are being asked to ratify this selection. Representatives of Cherry, Bekaert & Holland, L.L.P. are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the Annual meeting and entitled to vote on the proposal will be required to approve the ratification of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent auditors. Abstentions will be treated as votes against the ratification of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent auditors and broker non-votes will have no effect on the voting results.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE SELECTION OF CHERRY, BEKAERT & HOLLAND, L.L.P.

EXECUTIVE OFFICERS

The executive officers of the Company serve at the discretion of the Board of Directors. At the end of 2005, Richard T. Brock was the sole executive officer of the Company. Set forth below is certain information regarding the current officer of the Company.

RICHARD T. BROCK
Mr. Brock, age 58, currently serves as the Company’s Chairman of the Board, President, and Chief Executive Officer, and he has been a director since the Company’s inception in October 1984. He is the founder of the Company and served as the Company’s Chief Executive Officer from October 1984 until November 1992, and also from November 1994 until December 1996. Mr. Brock is the founder of Brock Capital Partners, a capital investment firm. Prior to founding the Company, Mr. Brock founded and served as Chief Executive Officer of Management Control Systems, Inc., an accounting software company, now known as CLR Professional Software. Mr. Brock received a BS from Spring Hill College, an MBA from Louisiana State University. He is a Certified Public Accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein (the “Named Executive Officers”), and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of March 27, 2006.

According to rules adopted by the SEC, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, or right, conversion of a security or otherwise. These shares are deemed outstanding for computing the ownership percentage of each person holding options but are not deemed outstanding for computing the ownership percentage of any other person. The percentage of beneficial ownership is based upon 3,666,781 shares of Common Stock outstanding as of March 27, 2006, including 898,479 shares that may be acquired upon conversion of preferred stock.

Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned, and their address is 5775 Glenridge Drive, Suite E400, Atlanta, Georgia 30328. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

	Amount
	and Nature
	of Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class
Richard T. Brock	944,733	(1)	25.8%
Gregory O. Sargent	524,749		14.4%
Roger A. Babb	53,175	(2)	1.5%
John N. Spencer, Jr.	43,674	(3)	1.2%
I Sigmund Mosley	38,348	(3)	1.0%
David R. Simmons(6)	10,000	(4)	0.3%
Judith A. Vitale(7)	3		0.0%
All directors and executive officers as a group (4 persons)	1,079,930	(5)	29.5%
________________
(1)	Includes 159,418 shares subject to options exercisable and 640,207 shares that may be acquired upon conversion of preferred stock on or before May 27, 2006.
(2)	Includes 36,668 shares subject to options exercisable on or before May 27, 2006.
(3)	Includes 32,500 shares subject to options exercisable on or before May 27, 2006.

(4)	Includes 10,000 shares that may be acquired upon conversion of preferred stock on or before May 27, 2006.
(5)	Includes 261,086 shares subject to options exercisable and 650,207 shares that may be acquired upon conversion of preferred stock on or before May 27, 2006.
(6)	Mr. Simmons resigned from the Company on March 22, 2005.
(7)	Ms. Vitale resigned from the Company on October 20, 2005.

All current officers and directors may be contacted at the Company’s corporate officers, located at 5775 Glenridge Drive, Suite E400, Atlanta, Georgia 30339.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own beneficially more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the “SEC”). Directors, executive officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its directors and  officers and holders of greater than 10% of the Company’s common stock complied in a timely manner with all applicable Section 16(a) filing requirements during 2005, except for Mr. David Kane, Controller and Principal Financial Officer of the Company, whose initial Form 3 and Form 4 were filed on February 27, 2006.

EXECUTIVE COMPENSATION
Set forth below is a discussion of the Company’s executive compensation philosophy and policies as established and implemented by the Compensation Committee of the Company’s Board of Directors for 2005. The Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Compensation Committee Report on Executive Compensation

The Compensation Committee determines the compensation offered to the Company’s executive officers. The Committee is composed entirely of independent directors appointed by the full Board of Directors. Historically, the Compensation Committee has set the levels and types of compensation for its executive officers based generally upon (i) perceived levels and types of compensation paid by the Company’s competitors to their executive officers, (ii) the desire to have some portion of each executive officer’s compensation be incentive in nature, and (iii) an evaluation of each executive officer’s ability to contribute to the continued success of the Company.

The Compensation Committee has set the components of its executive compensation program for 2006 to consist of a base salary for Mr. Brock. There is no short-term incentive component of bonus or commission in the executive compensation program for 2006. The procedure used to determine the base salary is discussed in more detail below.

Base Salary. The Compensation Committee typically reviews various studies and reports prepared by outside compensation consultants regarding base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company. Although the data used by such compensation consultants may be available publicly, the Compensation Committee uses the industry information in the form provided by its compensation consultants to take advantage of the analytical input provided by such consultants that makes the industry information more directly applicable to the Company and the functions performed by its executive officers. The Compensation Committee then sets each officer’s salary level based on the officer’s experience level, the scope and complexity of the position held, and the officer’s performance during the past year.

Long-Term Incentive Compensation -- Stock Options. Under the Option Plan, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees. The number of options granted is based on the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee’s assessment of the officer’s ability to contribute to the long-term success of the Company. The Compensation Committee receives and takes into account data provided by its compensation consultants regarding executives in comparable positions and management’s recommendations concerning proposed option grants. No particular weight is given to any single factor. Options granted generally vest immediately and terminate at the end of 10 years. For a summary of option grants in 2005 to the Company’s Named Executive Officers, see “Executive Compensation Tables - Table II - Option Grants in 2005.”

Compensation of the Chief Executive Officer. Mr. Brock’s compensation is established by the Compensation Committee. The compensation package is based on the Compensation Committee’s assessment of Mr. Brock’s contributions to the Company and his experience and capabilities in the Company’s industry. His base salary for 2005 was $125,000 for the first six months of 2005 and $150,000 for the last six months of 2005. The Compensation Committee also established a short-term incentive plan for Mr. Brock for 2005 based upon the attainment of certain cash flow goals. No short-term incentive was earned by Mr. Brock in 2005. For 2006, the Compensation Committee has set the base salary for Mr. Brock at $150,000. Mr. Brock is under no short-term incentive plan for 2006.

Compensation of the Chief Financial Officer. Ms. Vitale was the Chief Financial Officer of the Company until her resignation on October 20, 2005. The compensation of Ms. Vitale for 2005 was established by the Compensation Committee. The compensation package was based on the Compensation Committee’s assessment of Ms. Vitale’s contributions to the Company and her experience and capabilities in the Company’s industry. Her base salary for 2005 was $180,000. However, Ms. Vitale had voluntarily reduced her base salary to $165,000 until the Company’s financial condition improved.

Limitations on Deductibility of Compensation. Under the Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company’s five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer’s overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee has not and does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.

                        THE COMPENSATION COMMITTEE
                        OF THE BOARD OF DIRECTORS
                        I. Sigmund Mosley, Chairman
                        John N. Spencer, Jr.
                        Roger A. Babb

Certain Relationships and Related Transactions

In 1999, Mr. Brock acquired 10,000 shares of Series A Convertible Preferred Stock, which accumulate dividends at an annual rate of 9% that are payable in cash monthly. For the year of 2005, the Company paid $90,000 of dividends in cash to Mr. Brock, pursuant to the terms of this preferred stock. The Series A Convertible Preferred Stock is convertible into 161,812 shares of common stock of the Company at the option of the holder at a conversion price of $6.18.

In 2000, Mr. Brock acquired 5,000 shares of Series B Convertible Preferred Stock, which accumulate dividends at an annual rate of 9% that are payable in cash monthly. For the year of 2005, the Company paid $45,000 of dividends in cash to Mr. Brock, pursuant to the terms of this preferred stock. The Series B Convertible Preferred Stock is convertible into 61,728 shares of common stock of the Company at the option of the holder at a conversion price of $8.10.

In 2001, Mr. Brock acquired 10,000 shares of Series C Convertible Preferred Stock, which accumulate dividends at an annual rate of 9% that are payable in cash monthly. For the year of 2005, the Company paid $67,500 of dividends in cash to Mr. Brock, pursuant to the terms of this preferred stock. The Series C Convertible Preferred Stock is convertible into 416,667 shares of common stock of the Company at the option of the holder at a conversion price of $1.80.

Other than compensation arrangements described elsewhere in this Proxy Statement and the above referenced transactions, the Company was not a party to any transaction (or series of transactions) nor did it have any relationship with any related party requiring disclosure of such transaction or relationship under applicable SEC disclosure rules during 2005.

Executive Compensation Tables

The following tables set forth certain information required by the SEC relating to various forms of compensation earned by the persons serving as Chief Executive Officer (“CEO”) of the Company during 2005 and the other four most highly compensated executive officers.

Table I - Summary Compensation Table

Table I presents the total compensation paid to or accrued by the Named Executive Officers during 2005, 2004, and 2003.

			Annual Compensation			Long Term	All Other
					($)	Compensation (1)	Compensation (2)
			($)	($)	Other Annual	Options
Name and Position		Year	Salary	Bonus	Compensation	(#)	($)
Richard T. Brock	(3)	2005	83,333	-	-	25,000	1,831
Chairman and CEO		2004	67,083	-	-	100,000	3,209
		2003	270,000	-	-	17,000	4,186

David R. Simmons	(4)	2005	13,654	-	-	-	10,726
President and COO		2004	200,833	-	-	47,000	3,012
		2003	240,625	-	-	57,000	3,600

Judith A. Vitale	(5)	2005	115,976	-	-	-	14,291
CFO		2004	169,375	-	-	36,000	3,596
		2003	180,000	-	-	15,000	3,600

Jeffrey L. Longoria	(6)	2005	15,500	-	-	-	6,154
Sr. VP of Sales		2004	164,375		-	36,000	450
		2003	125,000	97,991	-	25,000	-
________________
(1)
The Company did not award any restricted stock or other long-term incentives other than stock options during 2003, 2004 or 2005 to its officers. Accordingly, columns relating to such awards have been omitted.

(2)	Includes Company matching contributions to the indicated person’s 401 (k) plan account, any benefit coverage, and income realized from the exercise and sale of stock options.
(3)	Mr. Brock deferred a portion of his $150,000 base salary until 2006.
(4)	Mr. Simmons resigned from the Company on March 22, 2005.
(5)	Ms. Vitale resigned from the Company on October 20, 2005.
(6)	Mr. Longoria resigned from the Company on September 30, 2005.

Table II - Option Grants in 2005

Table II presents information regarding options to purchase shares of common stock granted to the Named Executive Officers during 2005. In accordance with SEC rules, the table shows the hypothetical “gains” or “option spreads” that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

Potential Realizable
Value at Assumed
	Individual Grants					Annual Rates of
	No. of		% of Total			Stock Price
	Securities		Options	Exercise		Appreciation for
	Underlying		Granted to	or Base		Option Term
	Options		Employees	Price	Date of	5%	10%
Name	Granted		during Year	($)/Share	Expiration	($)	($)

Richard T. Brock	20,000	(1)	18.87	1.47	10/13/2015	2,851	5,701
      ________________
           (1)These options were 100% exercisable on the date of grant.

Table III - Aggregated Option Exercises in 2005 and 2005 Year-End Option Values

Table III presents information regarding options exercised for shares of the common stock during 2005 and the value of unexercised options held at December 31, 2005. There were no SARs outstanding during 2005. Accordingly, columns relating to such awards have been omitted. The value of exercisable and unexercisable in-the-money options at year-end was calculated based on $1.75, the closing sale price of a share of common stock reported on the NASDAQ SmallCap Market on December 31, 2005. As the Board of Directors of the Company voted to accelerate vesting of all unvested options during 2005, there were no unexercisable options as of December 31, 2005.

Value of Unexercised
	Shares		Number of		In-the-Money Options
	Acquired on	Value	Unexercised Options		at Year End (1)
	Exercise	Received	at Year-End (#)		$
Name	#	$	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard T. Brock	-	-	159,418		7,580

_______________
 (1)Value of Unexercised In-the-Money Options at December 31, 2005 is calculated as follows: Per Share Closing Sale Price on December 31, 2005 less Per Share Exercise Price times the Number of Shares Subject to Unexercised Options. The per share price on December 31, 2005 was $1.75.

STOCK PERFORMANCE GRAPH

The following indexed line graph indicates the Company’s total return to shareholders from December 31, 1999 to December 31, 2005, as compared to total return for the Russell 2000 and Russell 2000-Technology indices for the same period. The Russell 2000 index is comprised of the 2,000 publicly traded companies with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies with the highest market capitalizations. The Russell 2000-Technology index is comprised of the 2,000 publicly traded companies in the high-technology industry with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies in the high-technology industry with the highest market capitalizations.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. Certain directors, officers, and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners. Furthermore, we will engage Morrow & Co., Inc., of 470 West Avenue, Stamford, CT 06902, www.morrowco.com, to help solicit proxies. The anticipated cost is estimated at $15,000, which will be borne by the Company. The extent to which the Company and our proxy solicitation firm must solicit proxies depends entirely upon how soon proxy cards are returned.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved on March 29, 2001 and revised on February 5, 2004. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The NASDAQ Stock Market. The Chairman of the Audit Committee fulfills the role of financial expert as defined by the United States Securities and Exchange Commission.

The Audit Committee read the Company’s audited financial statements for the fiscal year ended December 31, 2005, and discussed these financial statements with the Company’s management. The Audit Committee also discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, AU Section 380) with Cherry, Bekaert & Holland L.L.P., the Company’s independent accountants. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence from the Company. The Audit Committee also considered whether the independent accountants’ provision of certain other, non-audit related services to the Company is compatible with maintaining such accountants’ independence. Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

                        THE AUDIT COMMITTEE
                        OF THE BOARD OF DIRECTORS
                        Roger A. Babb
                        I. Sigmund Mosley
                        John N. Spencer, Jr. Chairman

INDEPENDENT ACCOUNTANTS

  The Audit Committee of the Board of Directors has reappointed Cherry, Bekaert & Holland L.L.P. as the Company’s independent accountants for 2006. A representative of this firm is expected to attend the Annual Meeting to respond to questions from shareholders and to make a statement if he so desires.

For the years ended December 31, 2005 and December 31, 2004, the Company was billed the following fees in the aggregate by Cherry, Bekaert & Holland L.L.P.

		2005	2004
Audit Fees	(1)	$41,650	$62,667
Tax Fees	(2)	9,900	23,331
All Other Fees	(3)	6,221	-
Total		$57,771	$85,998
_______________
(1) Audit fees represent fees for professional services provided in connection with the audit of annual financial statements and review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2) Tax fees consisted of fees for tax compliance services related to preparation of returns and responses to inquiries from tax authorities on the Company’s tax filings.
(3) Other fees represent fees for S-8 filings and work associated with the sale of the UK Subsidiary.

In 2005, the Audit Committee pre-approved 100% of all audit services performed by the independent accountants. There were no hours expended, billed or performed by any persons other than the full time, permanent employees of the independent accountants.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2007

               Any proposal that a shareholder may desire to have included in the Company’s proxy material for presentation at the Annual Meeting to be held in 2007 must be received by the Company at its executive offices at 5775 Glenridge Drive, Suite E400, Atlanta, Georgia 30328, Attention: Mr. Richard T. Brock, on or prior to December 1, 2006, or such proposal will be considered untimely.

               The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the Annual Meeting of Shareholders to be held in 2007, but not submitted for inclusion in the proxy materials for such meeting if notice of the matter is received by the Company at its principal executive office not later than February 15, 2007 and certain other conditions of the applicable rules of the SEC are satisfied.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may contact the Board of Directors of Firstwave Technologies, Inc. via:
•	correspondence mailed to 5775 Glenridge Drive, Suite E400, Atlanta, Georgia 30328 Attn: Richard T. Brock
•	email to Richard Brock, Chairman of the Board at rbrock@firstwave.net
•	telephone at 770-250-0349

All communications will be compiled by the Chairman of the Board and submitted to the Board or the individual directors on a periodic basis.

ANNUAL REPORT

  The Company’s 2005 Annual Report to Shareholders is being mailed to the Company’s shareholders with this Proxy Statement. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING UPON WRITTEN REQUEST TO THE COMPANY’S SECRETARY OR CHAIRMAN OF THE BOARD AT 5775 GLENRIDGE DRIVE, SUITE E400, ATLANTA, GEORGIA 30328.

BY ORDER OF THE BOARD OF DIRECTORS

Richard T. Brock
Chairman and Chief Executive Officer

March 29, 2006
Atlanta, Georgia